Ex - 99(g3)

                                                                    EXHIBIT (g3)
                                                                    ------------

                        AMENDMENT TO CUSTODIAN AGREEMENT

         AMENDMENT TO CUSTODIAN AGREEMENT, effective as of September 24, 2003, by and between JULIUS BAER INVESTMENT FUNDS, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and Bank entered into a Custody Agreement dated December 28, 1999, as amended from time to time (the "Custodian Agreement"); and

         WHEREAS, the Fund and Bank desire to amend the Custodian Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

         1.       Amendments.

         (a) Section 1 of the Custodian Agreement is hereby amended by deleting such Section 1 in its entirety and inserting in lieu thereof the following:

         "BANK APPOINTED AS CUSTODIAN. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth in connection with each of the Portfolios set forth on APPENDIX C hereto. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank such fees as may be agreed to from time to time in writing between the parties."

         (b) Section 13 of the Custodian Agreement is hereby amended by deleting such Section 13 in its entirety and by inserting in lieu thereof, the following:

         "ADDITIONAL SERVICES. The Bank shall perform the additional services for the Fund as are set forth on APPENDIX B hereto. APPENDIX B may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund.

         (c) Section 14.5 of the Custodian Agreement is hereby amended by deleting such Section 14.5 in its entirety and by inserting in lieu thereof, the following:

         "FEES AND EXPENSES OF THE BANK. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

                                                                    EXHIBIT (g3)
                                                                    ------------

         (d) Section 16.1 of the Custodian Agreement is hereby amended by deleting the first paragraph of such Section 16.1 in its entirety and by inserting in lieu thereof, the following:

                  16.1 The term of this Agreement shall run from the date hereof through and including December 31, 2005 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of any Renewal Term, as the case may be.

         (e) Appendix A to the Agreement is deleted in its entirety and reserved.

         (f) Appendix C as attached hereto is hereby added as Appendix C to the Agreement

         2.       MISCELLANEOUS.

         a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

JULIUS BAER INVESTMENT FUNDS                INVESTORS BANK & TRUST COMPANY


By:                                         By:
   ---------------------------                 -----------------------------

Name:                                       Name:
     -------------------------                   ---------------------------

Title:                                      Title:
      ------------------------                    --------------------------

                                                                    EXHIBIT (g3)
                                                                    ------------


                                   APPENDIX C
                                   ----------

                                   PORTFOLIOS
                                   ----------

                      Julius Baer International Equity Fund
                         Julius Baer Global Income Fund
                     Julius Baer Global High Yield Bond Fund